RenaissanceRe Reports Second Quarter 2020 Net Income Available to Common Shareholders of
$575.8 Million, or $12.63 Per Diluted Common Share; Operating Income Available to Common Shareholders of $190.1 Million, or $4.06 Per Diluted Common Share
Pembroke, Bermuda, July 28, 2020 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today reported net income available to RenaissanceRe common shareholders of $575.8 million, or $12.63 per diluted common share, in the second quarter of 2020, compared to net income available to RenaissanceRe common shareholders of $367.9 million, or $8.35 per diluted common share, in the second quarter of 2019. Operating income available to RenaissanceRe common shareholders was $190.1 million, or $4.06 per diluted common share, in the second quarter of 2020, compared to $198.8 million, or $4.47 per diluted common share, in the second quarter of 2019. The Company reported an annualized return on average common equity of 38.5% and an annualized operating return on average common equity of 12.7% in the second quarter of 2020, compared to 28.9% and 15.6%, respectively, in the second quarter of 2019. Book value per common share increased $17.12, or 14.6%, to $134.27 in the second quarter of 2020, compared to a 7.3% increase in the second quarter of 2019. Tangible book value per common share plus accumulated dividends increased $18.37, or 16.6%, to $150.09 in the second quarter of 2020, compared to an 8.2% increase in the second quarter of 2019.

Kevin J. O’Donnell, President and Chief Executive Officer of RenaissanceRe, commented: “I am proud of our team’s performance in the second quarter, where we delivered strong financial results and accomplished several strategic goals. We demonstrated market leadership in both our Property and Casualty and Specialty segments, constructing a larger and more efficient portfolio through disciplined and focused underwriting. While COVID-19 continues to present unprecedented economic and societal challenges, we feel confident with our portfolio and raised over $1 billion of new common equity in anticipation of future opportunities that we believe will deliver long-term value for our shareholders.”
Second Quarter of 2020 Summary
•Gross premiums written increased by $225.0 million, or 15.2%, to $1.7 billion, in the second quarter of 2020 compared to the second quarter of 2019, driven by an increase of $203.3 million in the Property segment and an increase of $21.6 million in the Casualty and Specialty segment.
•Underwriting income of $217.1 million and a combined ratio of 78.5% in the second quarter of 2020, compared to underwriting income of $170.8 million and a combined ratio of 81.3% in the second quarter of 2019. The Property segment generated underwriting income of $200.6 million and had a combined ratio of 59.1% in the second quarter of 2020. The Casualty and Specialty segment generated underwriting income of $16.5 million and had a combined ratio of 96.8% in the second quarter of 2020.
•Total investment result was a gain of $537.7 million in the second quarter of 2020, generating an annualized total investment return of 11.8%, compared to a gain of $309.8 million and an annualized total investment return of 8.0% in the second quarter of 2019.
•On June 5, 2020, the Company issued 6,325,000 of its common shares in an underwritten public offering at a public offering price of $166.00 per share. Concurrently with the public offering, the Company raised $75.0 million through the issuance of 451,807 of its common shares at a price of $166.00 per share to State Farm Mutual Automobile Insurance Company, one of the Company’s existing stockholders, in a private placement. The total net proceeds from the offerings were $1.1 billion. The Company intends to use the net proceeds from these offerings for general corporate purposes, which may include expanding existing business lines, entering new business lines, forming new joint ventures, or acquiring books of business from other companies.
•Over $250.0 million of gross capital raised in the second quarter of 2020 through the Company’s managed joint ventures and third-party capital vehicles, including Upsilon RFO Re Ltd., Vermeer Reinsurance Ltd. (“Vermeer”) and RenaissanceRe Medici Fund Ltd (“Medici”).

Underwriting Results by Segment
Property Segment
Gross premiums written in the Property segment were $1.0 billion in the second quarter of 2020, an increase of $203.3 million, or 24.2%, compared to $839.2 million in the second quarter of 2019.
Gross premiums written in the catastrophe class of business were $711.8 million in the second quarter of 2020, an increase of $109.1 million, or 18.1%, compared to the second quarter of 2019. This increase was primarily driven by expanded participation on existing transactions, certain new transactions and rate improvements.
Gross premiums written in the other property class of business were $330.8 million in the second quarter of 2020, an increase of $94.2 million, or 39.8%, compared to the second quarter of 2019. This increase was primarily driven by growth from existing relationships and new opportunities across a number of the Company’s underwriting platforms.
Ceded premiums written in the Property segment were $338.4 million in the second quarter of 2020, an increase of $43.3 million, or 14.7%, compared to the second quarter of 2019. The increase in ceded premiums written was principally due to certain of the gross premiums written in the catastrophe class of business noted above being ceded to third-party investors in the Company’s managed vehicles, primarily RenaissanceRe Upsilon Fund Ltd.
The Property segment generated underwriting income of $200.6 million in the second quarter of 2020, compared to $151.7 million in the second quarter of 2019. In the second quarter of 2020, the Property segment generated a net claims and claim expense ratio of 33.4%, an underwriting expense ratio of 25.7% and a combined ratio of 59.1%, compared to 34.6%, 29.7% and 64.3%, respectively, in the second quarter of 2019. The underwriting result and combined ratio in the second quarter of 2020 improved principally due to a decrease in the underwriting expense ratio of 4.0 percentage points compared to the second quarter of 2019, driven by lower acquisition and operating expense ratios. The decrease in operating expenses was due in part to reduced travel, marketing and office operational expenses as a result of the COVID-19 pandemic. The decrease in the net claims and claim expense ratio was primarily driven by net favorable development on prior accident years net claims and claim expenses of $6.6 million, or 1.3 percentage points, during the second quarter of 2020, resulting from reductions in the estimated ultimate losses associated with a number of small catastrophe events in prior periods. This was partially offset by higher current accident year net claims and claim expenses due to a higher level of attritional losses associated with a larger proportion of the other property class of business being earned in the period compared to the second quarter of 2019. In addition, the underwriting result was impacted by losses related to a number of small weather-related catastrophe events that occurred during the second quarter of 2020.
Casualty and Specialty Segment
Gross premiums written in the Casualty and Specialty segment were $659.3 million in the second quarter of 2020, an increase of $21.6 million, or 3.4%, as compared to the second quarter of 2019. This increase was primarily due to growth from new and existing business opportunities written in the current and prior periods across various classes of business within the segment, substantially offset by non-renewal of a portion of the business acquired in connection with the acquisition of TMR (as defined herein).
The Casualty and Specialty segment generated underwriting income of $16.5 million in the second quarter of 2020, compared to $19.0 million in the second quarter of 2019. In the second quarter of 2020, the Casualty and Specialty segment generated a net claims and claim expense ratio of 66.7%, an underwriting expense ratio of 30.1% and a combined ratio of 96.8%, compared to 63.0%, 33.1% and 96.1%, respectively, in the second quarter of 2019. The increase in the net claims and claim expense ratio of 3.7 percentage points, was principally the result of higher current accident year attritional losses in the second quarter of 2020 compared to the second quarter of 2019 from specialty lines of business. The underwriting expense ratio in the Casualty and Specialty segment decreased 3.0 percentage points, to 30.1%, in the second quarter of 2020 compared to the second quarter of 2019, driven by lower acquisition and operating expense ratios. Operating expenses were impacted by reduced travel, marketing and office operational expenses as a result of the COVID-19 pandemic.

COVID-19
The Company continues to evaluate industry trends and its own potential exposure associated with the ongoing COVID-19 pandemic, and expects historically significant industry losses to emerge over time as the full impact of the pandemic and its effects on the global economy are realized. Among other things, the Company continues to actively monitor information received from or reported by clients, brokers, industry actuaries, regulators, courts, and others, and to assess that information in the context of its own portfolio. Our loss estimates represent our best estimate based on currently available information, and actual losses may vary materially from these estimates.
Other Items
•The Company’s total investment result, which includes the sum of net investment income and net realized and unrealized gains on investments, was a gain of $537.7 million in the second quarter of 2020, compared to a gain of $309.8 million in the second quarter of 2019, an increase of $227.9 million. The primary driver of the total investment result in the second quarter of 2020 was net realized and unrealized gains on investments of $448.4 million principally within the fixed maturity and equity investments trading portfolios.
•Net income attributable to redeemable noncontrolling interests in the second quarter of 2020 was $118.7 million, compared to $71.8 million in the second quarter of 2019. The increase was primarily driven by growth and improved performance of DaVinciRe Holdings Ltd., Medici and Vermeer.
•In the second quarter of 2020, total fee income increased by $5.3 million, to $45.5 million, compared to $40.2 million in the second quarter of 2019, primarily driven by an increase in the dollar value of capital being managed, combined with the improved underlying performance of our joint ventures and managed capital vehicles.
•In the second quarter of 2020, corporate expenses decreased by $11.9 million, to $11.9 million, compared to $23.8 million in the second quarter of 2019, primarily driven by $14.5 million of expenses incurred in connection with the acquisition of Tokio Millennium Re AG (now known as RenaissanceRe Europe AG), Tokio Millennium Re (UK) Limited (now known as RenaissanceRe (UK) Limited) and their subsidiaries (collectively, "TMR") during the second quarter of 2019 compared to $2.1 million in the second quarter of 2020.
•Income tax expense was $29.9 million in the second quarter of 2020, compared to $9.5 million in the second quarter of 2019, principally driven by investment gains in our U.S.-based operations.
This Press Release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) including “operating income available to RenaissanceRe common shareholders,” “operating income available to RenaissanceRe common shareholders per common share - diluted,” “operating return on average common equity - annualized,” “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investors - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe will host a conference call on Wednesday, July 29, 2020 at 11:00 a.m. ET to discuss this release. Live broadcast of the conference call will be available through the “Investors - Webcasts & Presentations” section of the Company’s website at www.renre.com.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, the Company has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the uncertainty of the continuing impact of the COVID-19 pandemic and measures taken in response thereto; the effect of legislative, regulatory, judicial or social influences related to the COVID-19 pandemic on the Company’s financial performance, including the emergence of unexpected or un-modeled insurance or reinsurance losses, and the Company’s ability to conduct its business; the impact and potential future impacts of the COVID-19 pandemic on the value of the Company’s investments and its access to capital in the future or the pricing or terms of available financing; the effect that measures taken to mitigate the COVID-19 pandemic have on the Company’s operations and those of its counterparties; the frequency and severity of catastrophic and other events the Company covers; the effectiveness of the Company’s claims and claim expense reserving process; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the Company’s ability to maintain its financial strength ratings; the effect of emerging claims and coverage issues; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms and providing the coverage that the Company intended to obtain; the Company’s reliance on a small and decreasing number of reinsurance brokers and other distribution services for the preponderance of its revenue; the Company’s exposure to credit loss from counterparties in the normal course of business; the effect of continued challenging economic conditions throughout the world; the performance of the Company’s investment portfolio; a contention by the U.S. Internal Revenue Service that Renaissance Reinsurance Ltd., or any of the Company’s other Bermuda subsidiaries, is subject to taxation in the U.S.; the effects of U.S. tax reform legislation and possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in its joint ventures or other entities it manages; the effect of cybersecurity risks, including technology breaches or failure, on the Company’s business; the success of any of the Company’s strategic investments or acquisitions, including its ability to manage its operations as its product and geographical diversity increases; the Company’s ability to retain its key senior officers and to attract or retain the executives and employees necessary to manage its business; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; foreign currency exchange rate fluctuations; soft reinsurance underwriting market conditions; changes in the method for determining the London Inter-bank Offered Rate (“LIBOR”) and the potential replacement of LIBOR; losses the Company could face from terrorism, political unrest or war; the Company’s ability to successfully implement its business strategies and initiatives; the Company’s ability to determine any impairments taken on its investments; the effects of inflation; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the effect of operational risks, including system or human failures; the Company’s ability to raise capital if necessary; the Company’s ability to comply with covenants in its debt agreements; changes to the regulatory systems under which the Company operates, including as a result of increased global regulation of the insurance and reinsurance industries; changes in Bermuda laws and regulations and the political environment in Bermuda; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers and other transactions; difficulties investors may have in servicing process or enforcing judgments against the Company in the U.S.; the cyclical nature of the reinsurance and insurance industries; adverse legislative developments that reduce the size of the private markets the Company serves or impede their future growth; consolidation of competitors, customers and insurance and reinsurance brokers; the effect on the Company’s business of the highly competitive nature of its industry, including the effect of new entrants to, competing products for and consolidation in the (re)insurance industry; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; increasing barriers to free trade and the free flow of capital; international restrictions on the writing of reinsurance by foreign companies and government intervention in the natural catastrophe market; the effect of Organisation for Economic Co-operation and Development or European Union (“EU”) measures to increase the Company’s taxes and reporting requirements; changes in regulatory regimes and accounting rules that may impact financial results irrespective of business operations; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the effect of the exit by the United Kingdom from the EU; and other factors affecting future results disclosed in RenaissanceRe’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and prospectus supplement filed on June 4, 2020.

INVESTOR CONTACT:	MEDIA CONTACT:
Keith McCue	Keil Gunther
Senior Vice President, Finance & Investor Relations	Vice President, Head of Global Marketing & Client
RenaissanceRe Holdings Ltd.	Communication
(441) 239-4830	RenaissanceRe Holdings Ltd.
(441) 239-4932
or
Kekst CNC
Dawn Dover
(212) 521-4800

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenues
Gross premiums written	$1,701,872	$1,476,908	$3,727,593	$3,041,203
Net premiums written	$1,180,803	$1,022,965	$2,450,611	$1,951,996
Increase in unearned premiums	(170,707)	(111,463)	(527,417)	(490,466)
Net premiums earned	1,010,096	911,502	1,923,194	1,461,530
Net investment income	89,305	118,588	188,778	200,682
Net foreign exchange (losses) gains	(7,195)	9,309	(12,923)	6,463
Equity in earnings of other ventures	9,041	6,812	13,605	11,473
Other (loss) income	(1,201)	922	(5,637)	4,093
Net realized and unrealized gains on investments	448,390	191,247	337,683	361,260
Total revenues	1,548,436	1,238,380	2,444,700	2,045,501
Expenses
Net claims and claim expenses incurred	510,272	453,373	1,081,226	680,408
Acquisition expenses	233,610	227,482	444,214	351,433
Operational expenses	49,077	59,814	116,538	104,747
Corporate expenses	11,898	23,847	27,889	62,636
Interest expense	11,842	15,534	26,769	27,288
Total expenses	816,699	780,050	1,696,636	1,226,512
Income before taxes	731,737	458,330	748,064	818,989
Income tax expense	(29,875)	(9,475)	(21,029)	(17,006)
Net income	701,862	448,855	727,035	801,983
Net income attributable to noncontrolling interests	(118,728)	(71,812)	(216,819)	(142,034)
Net income attributable to RenaissanceRe	583,134	377,043	510,216	659,949
Dividends on preference shares	(7,289)	(9,189)	(16,345)	(18,378)
Net income available to RenaissanceRe common shareholders	$575,845	$367,854	$493,871	$641,571

Net income available to RenaissanceRe common shareholders per common share – basic	$12.64	$8.36	$11.04	$14.82
Net income available to RenaissanceRe common shareholders per common share – diluted	$12.63	$8.35	$11.02	$14.81
Operating income available to RenaissanceRe common shareholders per common share - diluted	$4.06	$4.47	$4.91	$8.05

Average shares outstanding - basic	44,939	43,483	44,190	42,774
Average shares outstanding - diluted	45,003	43,521	44,253	42,806

Net claims and claim expense ratio	50.5%	49.7%	56.2%	46.6%
Underwriting expense ratio	28.0%	31.6%	29.2%	31.2%
Combined ratio	78.5%	81.3%	85.4%	77.8%

Return on average common equity - annualized	38.5%	28.9%	17.1%	26.4%
Operating return on average common equity - annualized (1)	12.7%	15.6%	7.8%	14.4%
(1)  See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	June 30, 2020	December 31, 2019
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$12,495,135	$11,171,655
Short term investments, at fair value	5,570,804	4,566,277
Equity investments trading, at fair value	470,087	436,931
Other investments, at fair value	1,093,338	1,087,377
Investments in other ventures, under equity method	94,285	106,549
Total investments	19,723,649	17,368,789
Cash and cash equivalents	1,185,844	1,379,068
Premiums receivable	3,519,965	2,599,896
Prepaid reinsurance premiums	1,266,203	767,781
Reinsurance recoverable	2,774,358	2,791,297
Accrued investment income	70,004	72,461
Deferred acquisition costs and value of business acquired	734,286	663,991
Receivable for investments sold	648,458	78,369
Other assets	298,396	346,216
Goodwill and other intangibles	258,591	262,226
Total assets	$30,479,754	$26,330,094
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$9,365,469	$9,384,349
Unearned premiums	3,549,641	2,530,975
Debt	1,135,216	1,384,105
Reinsurance balances payable	4,094,027	2,830,691
Payable for investments purchased	1,259,116	225,275
Other liabilities	342,014	932,024
Total liabilities	19,745,483	17,287,419
Redeemable noncontrolling interest	3,387,099	3,071,308
Shareholders’ Equity
Preference shares	525,000	650,000
Common shares	50,811	44,148
Additional paid-in capital	1,602,738	568,277
Accumulated other comprehensive loss	(3,066)	(1,939)
Retained earnings	5,171,689	4,710,881
Total shareholders’ equity attributable to RenaissanceRe	7,347,172	5,971,367
Total liabilities, noncontrolling interests and shareholders’ equity	$30,479,754	$26,330,094

Book value per common share	$134.27	$120.53

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Three months ended June 30, 2020
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,042,536	$659,336	$—	$1,701,872
Net premiums written	$704,138	$476,665	$—	$1,180,803
Net premiums earned	$491,116	$518,980	$—	$1,010,096
Net claims and claim expenses incurred	164,050	346,266	(44)	510,272
Acquisition expenses	94,772	138,837	1	233,610
Operational expenses	31,656	17,422	(1)	49,077
Underwriting income	$200,638	$16,455	$44	217,137
Net investment income			89,305	89,305
Net foreign exchange losses			(7,195)	(7,195)
Equity in earnings of other ventures			9,041	9,041
Other loss			(1,201)	(1,201)
Net realized and unrealized gains on investments			448,390	448,390
Corporate expenses			(11,898)	(11,898)
Interest expense			(11,842)	(11,842)
Income before taxes and redeemable noncontrolling interests				731,737
Income tax expense			(29,875)	(29,875)
Net income attributable to redeemable noncontrolling interests			(118,728)	(118,728)
Dividends on preference shares			(7,289)	(7,289)
Net income available to RenaissanceRe common shareholders				$575,845

Net claims and claim expenses incurred – current accident year	$170,614	$355,064	$—	$525,678
Net claims and claim expenses incurred – prior accident years	(6,564)	(8,798)	(44)	(15,406)
Net claims and claim expenses incurred – total	$164,050	$346,266	$(44)	$510,272

Net claims and claim expense ratio – current accident year	34.7%	68.4%		52.0%
Net claims and claim expense ratio – prior accident years	(1.3)%	(1.7)%		(1.5)%
Net claims and claim expense ratio – calendar year	33.4%	66.7%		50.5%
Underwriting expense ratio	25.7%	30.1%		28.0%
Combined ratio	59.1%	96.8%		78.5%

	Three months ended June 30, 2019
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$839,200	$637,708	$—	$1,476,908
Net premiums written	$544,115	$478,850	$—	$1,022,965
Net premiums earned	$425,013	$486,489	$—	$911,502
Net claims and claim expenses incurred	146,874	306,501	(2)	453,373
Acquisition expenses	89,711	137,963	(192)	227,482
Operational expenses	36,764	23,016	34	59,814
Underwriting income	$151,664	$19,009	$160	170,833
Net investment income			118,588	118,588
Net foreign exchange gains			9,309	9,309
Equity in earnings of other ventures			6,812	6,812
Other income			922	922
Net realized and unrealized gains on investments			191,247	191,247
Corporate expenses			(23,847)	(23,847)
Interest expense			(15,534)	(15,534)
Income before taxes and redeemable noncontrolling interests				458,330
Income tax expense			(9,475)	(9,475)
Net income attributable to redeemable noncontrolling interests			(71,812)	(71,812)
Dividends on preference shares			(9,189)	(9,189)
Net income available to RenaissanceRe common shareholders				$367,854

Net claims and claim expenses incurred – current accident year	$136,111	$317,029	$—	$453,140
Net claims and claim expenses incurred – prior accident years	10,763	(10,528)	(2)	233
Net claims and claim expenses incurred – total	$146,874	$306,501	$(2)	$453,373

Net claims and claim expense ratio – current accident year	32.0%	65.2%		49.7%
Net claims and claim expense ratio – prior accident years	2.6%	(2.2)%		—%
Net claims and claim expense ratio – calendar year	34.6%	63.0%		49.7%
Underwriting expense ratio	29.7%	33.1%		31.6%
Combined ratio	64.3%	96.1%		81.3%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)
	Six months ended June 30, 2020
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$2,263,062	$1,464,531	$—	$3,727,593
Net premiums written	$1,378,719	$1,071,892	$—	$2,450,611
Net premiums earned	$912,451	$1,010,743	$—	$1,923,194
Net claims and claim expenses incurred	308,902	772,475	(151)	1,081,226
Acquisition expenses	180,123	264,090	1	444,214
Operational expenses	75,663	40,876	(1)	116,538
Underwriting income (loss)	$347,763	$(66,698)	$151	281,216
Net investment income			188,778	188,778
Net foreign exchange losses			(12,923)	(12,923)
Equity in earnings of other ventures			13,605	13,605
Other loss			(5,637)	(5,637)
Net realized and unrealized gains on investments			337,683	337,683
Corporate expenses			(27,889)	(27,889)
Interest expense			(26,769)	(26,769)
Income before taxes and redeemable noncontrolling interests				748,064
Income tax expense			(21,029)	(21,029)
Net income attributable to redeemable noncontrolling interests			(216,819)	(216,819)
Dividends on preference shares			(16,345)	(16,345)
Net income attributable to RenaissanceRe common shareholders				$493,871

Net claims and claim expenses incurred – current accident year	$301,458	$781,274	$—	$1,082,732
Net claims and claim expenses incurred – prior accident years	7,444	(8,799)	(151)	(1,506)
Net claims and claim expenses incurred – total	$308,902	$772,475	$(151)	$1,081,226

Net claims and claim expense ratio – current accident year	33.0%	77.3%		56.3%
Net claims and claim expense ratio – prior accident years	0.9%	(0.9)%		(0.1)%
Net claims and claim expense ratio – calendar year	33.9%	76.4%		56.2%
Underwriting expense ratio	28.0%	30.2%		29.2%
Combined ratio	61.9%	106.6%		85.4%

	Six months ended June 30, 2019
	Property	Casualty and Specialty	Other	Total
Gross premiums written	$1,871,584	$1,169,619	$—	$3,041,203
Net premiums written	$1,108,345	$843,651	$—	$1,951,996
Net premiums earned	$715,758	$745,772	$—	$1,461,530
Net claims and claim expenses incurred	202,957	477,434	17	680,408
Acquisition expenses	143,450	208,175	(192)	351,433
Operational expenses	65,308	39,405	34	104,747
Underwriting income	$304,043	$20,758	$141	324,942
Net investment income			200,682	200,682
Net foreign exchange gains			6,463	6,463
Equity in earnings of other ventures			11,473	11,473
Other income			4,093	4,093
Net realized and unrealized gains on investments			361,260	361,260
Corporate expenses			(62,636)	(62,636)
Interest expense			(27,288)	(27,288)
Income before taxes and redeemable noncontrolling interests				818,989
Income tax expense			(17,006)	(17,006)
Net income attributable to redeemable noncontrolling interests			(142,034)	(142,034)
Dividends on preference shares			(18,378)	(18,378)
Net income available to RenaissanceRe common shareholders				$641,571

Net claims and claim expenses incurred – current accident year	$190,317	$494,164	$—	$684,481
Net claims and claim expenses incurred – prior accident years	12,640	(16,730)	17	(4,073)
Net claims and claim expenses incurred – total	$202,957	$477,434	$17	$680,408

Net claims and claim expense ratio – current accident year	26.6%	66.3%		46.8%
Net claims and claim expense ratio – prior accident years	1.8%	(2.3)%		(0.2)%
Net claims and claim expense ratio – calendar year	28.4%	64.0%		46.6%
Underwriting expense ratio	29.1%	33.2%		31.2%
Combined ratio	57.5%	97.2%		77.8%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Property Segment
Catastrophe	$711,786	$602,656	$1,647,976	$1,447,869
Other property	330,750	236,544	615,086	423,715
Property segment gross premiums written	$1,042,536	$839,200	$2,263,062	$1,871,584

Casualty and Specialty Segment
General casualty (1)	$206,666	$258,357	$453,333	$411,691
Professional liability (2)	222,737	167,206	453,224	316,583
Financial lines (3)	101,635	91,202	248,714	218,558
Other (4)	128,298	120,943	309,260	222,787
Casualty and Specialty segment gross premiums written	$659,336	$637,708	$1,464,531	$1,169,619

(1)	Includes automobile liability, casualty clash, employer’s liability, umbrella or excess casualty, workers’ compensation and general liability.
(2)	Includes directors and officers, medical malpractice, and professional indemnity.
(3)	Includes financial guaranty, mortgage guaranty, political risk, surety and trade credit.
(4)
Includes accident and health, agriculture, aviation, cyber, energy, marine, satellite and terrorism. Lines of business such as regional multi-line and whole account may have characteristics of various other classes of business, and are allocated accordingly.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Fixed maturity investments trading	$69,943	$88,106	$143,281	$149,589
Short term investments	6,049	17,807	18,141	29,651
Equity investments trading	1,666	916	3,217	1,943
Other investments
Catastrophe bonds	13,519	11,781	27,658	20,472
Other	1,107	1,914	2,736	3,554
Cash and cash equivalents	837	2,306	2,341	3,823
	93,121	122,830	197,374	209,032
Investment expenses	(3,816)	(4,242)	(8,596)	(8,350)
Net investment income	89,305	118,588	188,778	200,682

Net realized and unrealized gains (losses) on:
Fixed maturity investments trading (1)	322,711	171,920	423,932	288,621
Equity investments trading (1)	113,506	22,083	(38,376)	76,027
Other investments
Catastrophe bonds	4,452	(11,902)	(9,900)	(14,112)
Other	7,721	9,146	(37,973)	10,724
Net realized and unrealized gains on investments	448,390	191,247	337,683	361,260
Total investment result	$537,695	$309,835	$526,461	$561,942

Total investment return - annualized	11.8%	8.0%	5.8%	7.3%
(1) Net realized and unrealized gains (losses) on fixed maturity investments trading includes the impacts of interest rate futures, interest rate swaps, credit default swaps and total return swaps. Net realized gains (losses) on equity investments trading includes the impact of equity futures.

Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures within the meaning of Regulation G. The Company has provided these financial measures in previous investor communications and the Company’s management believes that these measures are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
Operating Income Available to RenaissanceRe Common Shareholders and Operating Return on Average Common Equity - Annualized
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments, excluding other investments - catastrophe bonds, net foreign exchange gains and losses, transaction and integration expenses associated with the acquisition of TMR, the income tax expense or benefit associated with these adjustments and the portion of these adjustments attributable to the Company's redeemable noncontrolling interests." The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from: fluctuations in the fair value of the Company’s fixed maturity investment portfolio, equity investments trading, other investments (excluding catastrophe bonds) and investments-related derivatives; fluctuations in foreign exchange rates; certain transaction and integration expenses associated with the acquisition of TMR; the associated income tax expense or benefit of these adjustments; and the portion of these adjustments attributable to the Company's redeemable noncontrolling interests. The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized.” The following table is a reconciliation of: (1) net income available to RenaissanceRe common shareholders to “operating income available to RenaissanceRe common shareholders”; (2) net income available to RenaissanceRe common shareholders per common share - diluted to “operating income available to RenaissanceRe common shareholders per common share - diluted”; and (3) return on average common equity - annualized to “operating return on average common equity - annualized.” Comparative information for all prior periods has been updated to conform to the current methodology and presentation.

	Three months ended		Six months ended
(in thousands of United States Dollars, except per share amounts and percentages)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net income available to RenaissanceRe common shareholders	$575,845	$367,854	$493,871	$641,571
Adjustment for net realized and unrealized gains on investments, excluding other investments - catastrophe bonds	(443,938)	(203,149)	(347,583)	(375,372)
Adjustment for net foreign exchange losses (gains)	7,195	(9,309)	12,923	(6,463)
Adjustment for transaction and integration expenses associated with the acquisition of TMR	2,279	14,483	6,702	40,003
Adjustment for income tax expense (1)	21,223	10,442	17,082	18,776
Adjustment for net income attributable to redeemable noncontrolling interests (2)	27,472	18,518	40,491	33,932
Operating income available to RenaissanceRe common shareholders	$190,076	$198,839	$223,486	$352,447

Net income available to RenaissanceRe common shareholders per common share - diluted	$12.63	$8.35	$11.02	$14.81
Adjustment for net realized and unrealized gains on investments, excluding other investments - catastrophe bonds	(9.86)	(4.67)	(7.85)	(8.77)
Adjustment for net foreign exchange losses (gains)	0.16	(0.21)	0.29	(0.15)
Adjustment for transaction and integration expenses associated with the acquisition of TMR	0.05	0.33	0.15	0.93
Adjustment for income tax expense (1)	0.47	0.24	0.39	0.44
Adjustment for net income attributable to redeemable noncontrolling interests (2)	0.61	0.43	0.91	0.79
Operating income available to RenaissanceRe common shareholders per common share - diluted	$4.06	$4.47	$4.91	$8.05

Return on average common equity - annualized	38.5%	28.9%	17.1%	26.4%
Adjustment for net realized and unrealized gains on investments, excluding other investments - catastrophe bonds	(29.7)%	(16.0)%	(11.9)%	(15.5)%
Adjustment for net foreign exchange losses (gains)	0.5%	(0.7)%	0.4%	(0.3)%
Adjustment for transaction and integration expenses associated with the acquisition of TMR	0.2%	1.1%	0.2%	1.6%
Adjustment for income tax expense (1)	1.4%	0.8%	0.6%	0.8%
Adjustment for net income attributable to redeemable noncontrolling interests (2)	1.8%	1.5%	1.4%	1.4%
Operating return on average common equity - annualized	12.7%	15.6%	7.8%	14.4%
(1) Adjustment for income tax expense represents the income tax expense associated with the adjustments to net income available to RenaissanceRe common shareholders. The income tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors.
(2) Represents the portion of these adjustments that are attributable to the Company's redeemable noncontrolling interests, including the income tax impact of those adjustments.

Tangible Book Value Per Common Share and Tangible Book Value Per Common Share Plus Accumulated Dividends
The Company has included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following table is a reconciliation of book value per common share to “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”.

	At
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Book value per common share	$134.27	$117.15	$120.53	$120.07	$119.17
Adjustment for goodwill and other intangibles (1)	(5.56)	(6.46)	(6.50)	(6.55)	(6.60)
Tangible book value per common share	128.71	110.69	114.03	113.52	112.57
Adjustment for accumulated dividends	21.38	21.03	20.68	20.34	20.00
Tangible book value per common share plus accumulated dividends	$150.09	$131.72	$134.71	$133.86	$132.57

Quarterly change in book value per common share	14.6%	(2.8)%	0.4%	0.8%	7.3%
Quarterly change in tangible book value per common share plus change in accumulated dividends	16.6%	(2.6)%	0.7%	1.1%	8.2%
Year to date change in book value per common share	11.4%	(2.8)%	15.7%	15.3%	14.4%
Year to date change in tangible book value per common share plus change in accumulated dividends	13.5%	(2.6)%	17.9%	17.1%	15.7%
(1)  At June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019, goodwill and other intangibles included $23.5 million, $24.2 million, $24.9 million, $25.6 million, $26.3 million and $27.0 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.